EXHIBIT 16.1

JBS/kk/REGIAu09

Private and Confidential

Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549

10 July 2009

Dear Sirs/Mesdames:

We have read the statements made by REGI U.S., Inc. in the attached copy of Form 8-K – Current Report (the “Form 8-K”) dated 10 July 2009, which we understand will be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

We agree with the statements in the Form 8-K dated 10 July 2009.

Yours truly,

“Bradley Stafford”

James Stafford Chartered Accountants
Vancouver, 10 July 2009